UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2021

CVD EQUIPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

New York	1-16525	11-2621692
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

355 South Technology Drive Central Islip, New York	11722
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (631) 981-7081

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVV	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 11, 2021, the Board of Directors (the “Board”) of CVD Equipment Corporation, Inc. (the “Company”), following the unanimous recommendation of the Board’s Compensation Committee unanimously approved a director compensation plan, effective October 1, 2021 (the “Plan”). The Plan is based on the recommendations of an independent compensation consultant engaged by the Board’s Compensation Committee.

Pursuant to the Plan, each director is entitled to Director Compensation, divided into the following pay components: (i) Annual Board Cash Compensation in the amount of $40,000 and (ii) an Annual Equity Retainer in the amount of $40,000, to be automatically granted on the date of the Company’s annual meeting of shareholders (directors may elect to receive payment in restricted stock, stock options or a combination thereof). Additionally, a director serving as a chairman for the Board’s Compensation Committee, Nominating & Governance Committee, or Strategic Planning Committee is entitled to Chair Compensation in the amount of $10,000. The director serving as the chairman for the Board’s Audit Committee is entitled to Chair Compensation in the amount of $25,000. Furthermore, the director serving as the Non-Executive Chairman is entitled to Board Leadership Compensation in the amount of $48,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 14, 2021

CVD EQUIPMENT CORPORATION

By:	/s/ Thomas McNeill
Name:	Thomas McNeill
Title:	Executive Vice President and Chief Financial Officer